UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2018, General Cannabis Corp (the “Company”) provided a loan of $600,000 to Dope Media, Inc. (“Dope”) pursuant to the terms of a secured note in the form attached hereto as Exhibit 10.1. The interest on the loan is 10% per annum and the maturity date of the loan is May 31, 2019. Dope’s obligations under the note are secured by all of Dope’s assets pursuant to the terms of the security agreement in the form attached hereto as Exhibit 10.2. In connection with the loan transaction, Dope also issued a warrant to the Company to purchase an aggregate of 1,846,187 shares of Dope’s common stock at an exercise price of $0.3278 per share. The warrant becomes exercisable upon the maturity date of the loan and in connection with certain other transactions involving Dope. The foregoing descriptions of the secured note, the security agreement and the warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the secured note, the security agreement and the warrant which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Senior Secured Note dated June 13, 2018 issued to General Cannabis Corp by Dope Media, Inc.
10.2	Security Agreement dated June 13, 2018 between General Cannabis Corp and Dope Media, Inc.
10.3	Warrant dated June 13, 2018 issued to General Cannabis Corp by Dope Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 15, 2018

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer